Exhibit 10.12

LEASE AGREEMENT

        This Lease Agreement (the “Lease”) is made and entered into this 3rd day of February, 2006, by and between Big Lake Partners LLC (the “Lessor”), and Viper Powersports Inc. (the “Tenant”).

W I T N E S S E T H:

        In consideration of the mutual covenants hereinafter set forth, Lessor hereby leases to Tenant, and Tenant leases from Lessor, the premises hereinafter described, for the period, at the rental, and upon the terms and conditions hereinafter set forth:

(1)	Premises.

Lessor hereby leases to Tenant and Tenant leases from Lessor, the premises outlined and further described on Exhibit “A” (the “Premises”) located in the building at 19950 177th Street NW, Big Lake, Minnesota 55309 (the “Building”). The Building is situated on the property legally described on Exhibit “B” (the “Property”). The Premises shall be deemed to consist of approximately 35,990 square feet, and are located within and constitute a part of the Building. For the purposes of this Lease, the determination of the number of square feet in the Premises has been made by measuring from the exterior face of exterior walls, and from the midline or centerpoint of interior or party walls. Included in the Premises is Tenant’s pro rata share of the mechanical room that consists of 451 square feet. Tenant’s “Pro Rata Share,” as that phrase is used elsewhere in this Lease, shall be a fraction expressed as a percentage, the numerator of which is the number of square feet in the Premises and the denominator of which is the number of square feet in the Building. Therefore, the Tenant’s Pro Rata Share shall be 90.2%, subject to change over the Term should the Building size increase or decrease.

(2)	Lease Term.

A.	Duration:

The term of this Lease (the “Term”) shall be for a period of five (5) years, commencing as set forth below and terminating on the termination date.

B.	Commencement Date:

The Term shall commence on March 1, 2006 (the “Commencement Date”); provided, however, that if the Lessor’s Improvements (defined below) have not been substantially completed by Lessor on or before said date, then the Commencement Date shall be the earlier of the following:

(1)	Five (5) days after the date Lessor notifies Tenant in writing that the Lessor’s Work has been substantially completed; or,

(2)	Upon the date Tenant actually commences doing business in, upon or from the Premises.

It is expressly agreed that in any such case of delayed delivery of possession, this Lease will not be void or voidable, nor shall Lessor be liable to Tenant for any loss or damage resulting therefrom, nor shall the designated termination date be in any way extended, but in that event, all Rent shall be abated until the designation of the Commencement Date pursuant to subsections (1) or (2).

C.	Confirmation of Commencement Date and Adjustment of Term:

If the Commencement Date has been determined as set forth in subsections (1) or (2) above, the parties shall execute a written memorandum expressly confirming said Commencement Date, and such memorandum shall thereupon be deemed attached hereto, incorporated herein, and by this reference made a part of this Lease.

If the Commencement Date is other than the first day of a calendar month, this Lease shall continue in full force and effect for a period of five (5) years, commencing on the first day of the month following the Commencement Date.

(3)	Permitted Use.

The Premises shall be used by Tenant solely for the following purpose:

Manufacture and assembly of motorcycles and related items, and office space used in conjunction therewith.

Tenant shall not use nor permit the use of the Premises, or any portion thereof, for any other purpose or purposes whatsoever without first obtaining Lessor’s written consent thereto.

(4)	Condition of Premises.

Tenant has had an opportunity to inspect the Premises and the currently existing leasehold improvements contained therein. Tenant accepts the Premises “as is” in their present condition subject only to Lessor’s obligation to complete the improvements (the “Lessor’s Improvements”) designated as such on the attached Exhibit “C” on or before the Commencement Date. Lessor shall not be obligated to construct or furnish any improvements or leasehold improvement allowance to Tenant except the Lessor’s Improvements.

Tenant shall be obligated to provide the improvements (the “Tenant’s Improvements”) designated as such on the attached Exhibit “C.” Unless expressly agreed by the parties, all of Tenant’s Improvements shall become the property of Lessor when completed and remain on the Premises upon the termination of this Lease.

(5)	Rent.

Tenant covenants to pay to Lessor, without demand and without offset or deduction the following rental:

A.	Minimum Rent:

A fixed minimum rent (the “Minimum Rent”) established and payable in accordance with the following schedule:

$15,895.58 per month.

The Minimum Rent shall be payable in advance on the first day of each and every calendar month during the Term. Minimum Rent for a fractional calendar month shall be prorated.

B.	Additional Rent:

Tenant’s obligation to pay additional rent (the “Additional Rent”), as herein specified, shall commence as of March 1, 2006. Except as otherwise specifically stated, Additional Rent shall be paid by Tenant within 10 days of Lessor’s request therefor. Additional Rent shall include all other sums that Tenant is obligated to pay pursuant to any term or provision of this Lease. Annual Additional Rent for 2006 is estimated to be $3.13 per square foot.

C.	Late Charge:

If any Rent or other sums payable hereunder by Tenant are not paid within five (5) days after the due date thereof, Tenant shall pay to Lessor a late charge equal to five percent (5%) of the amount of such delinquent payment. This late charge shall be in addition to any other charges, including interest, which may be provided for elsewhere herein. Nothing in this section shall be deemed a waiver of any of Lessor’s other rights in the event of a default by Tenant.

D.	Payment:

All rents and other monies required to be paid by Tenant pursuant to the terms of this Lease shall be paid to Lessor without deduction or offset, prior notice or demand, in lawful money of the United States of America at 4190 Vinewood Lane North #111-563, Plymouth, Minnesota 55442-1735, or at such other place as Lessor may from time to time designate in writing.

No payment by Tenant or receipt by Lessor of a lesser amount than the Rent then actually due shall be deemed to be other than on account of the earliest Rent then owed, nor shall any endorsement or statement on any check or letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such Rent or pursue any remedy provided for in this Lease or at law.

The Minimum Rent and Additional Rent are sometimes referred to as “Rent.” A payment in the amount of $25,282.98 is due upon execution of this lease and will be applied to the first month’s rent.

(6)	Option to Renew.

Tenant shall have the option to extend the Term for one additional five (5) year period (the “Option Period”). In order to exercise this option, Tenant shall give written notice to Lessor of its intent to so exercise no later than six (6) months prior to expiration of the Term.

The word “Term” as used in this Lease shall be deemed to include the Option Period and all terms and provisions contained in this Lease shall be applicable to the Option Period.

Rent during the Option Period shall be equal to market rents as determined by Lessor. In the event Tenant is interested in exercising the option, Tenant may inquire of Lessor seven (7) months prior to the termination of the Lease, and within ten (10) days after inquiry, Lessor shall advise Tenant as to the rent to be charged during the Option Period.

(7)	Notices.

A.	Notices to be in Writing:

Any and all notices and demands by or from Lessor to Tenant, or from Tenant to Lessor, required or desired to be given hereunder shall be in writing and shall be validly given or made if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice or demand be served personally, service shall be conclusively deemed made at the time of such personal service. If such notice or demand be served by registered or certified mail in the manner herein provided, service shall be conclusively deemed made forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice or demand is to be given as hereinafter set forth.

B.	Notices to Lessor:

Any notice or demand to Lessor shall be addressed to Lessor at the address to which Rent payments are then to be made, or such other address as Lessor may designate in writing.

C.	Notices to Tenant:

Any notice or demand to Tenant shall be addressed to Tenant at the Premises.

D.	Change of Address:

Any party hereto may change its address for the purpose of receiving notices or demands as herein provided by a written notice given in the manner aforesaid to the other party hereto. Such notice of change of address shall not become effective, however, until the actual receipt thereof by the other party.

(8)	Possession, Occupancy and Surrender.

A.	Date of Possession:

Tenant shall be entitled to enter into and occupy the Premises for the purpose of completing Tenant’s Work, and for conducting Tenant’s business, from and after the Commencement Date.

In the event that Lessor permits Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all of the provisions of this Lease, provided that the Term shall be otherwise unaffected.

B.	Surrender of Premises:

Upon the expiration or sooner termination of the Term and if Tenant has fully and faithfully performed all of the terms, conditions and covenants of this Lease to be performed by Tenant, but not otherwise, Tenant shall, at its sole cost and expense, remove from the Premises its interior and exterior signs and all of its movable trade fixtures and equipment, and other items Tenant has installed or placed on the Premises which have not become the property of Lessor pursuant to Section 4 (all of which are hereinafter referred to as “Tenant’s Property”). Tenant shall repair all damage thereto resulting from such removal and Tenant shall thereupon surrender the Premises in the same condition as they were on the Commencement Date, reasonable wear and tear, damage by unavoidable casualty, and items expressly allowed by Lessor, excepted. If Tenant has not fully and faithfully performed all of the terms, conditions and covenants of this Lease to be performed by Tenant, Tenant shall nevertheless remove Tenant’s Property from the Premises in the manner aforesaid within fifteen (15) days after receipt of written direction to do so from Lessor, but shall otherwise leave Tenant’s Property on the Premises. In the event Tenant shall fail to remove any of Tenant’s Property as provided herein, Lessor may, but is not obligated to, at Tenant’s expense, remove all or part of Tenant’s Property not so removed and repair all damage to the Premises resulting from such removal and may, but is not obligated to, at Tenant’s expense store the same in any public or private warehouse, and Lessor shall have no liability to Tenant for any loss or damage to Tenant’s Property or floor coverings caused by or resulting from such removal or otherwise.

C.	Abandonment:

Tenant shall not abandon or vacate the Premises at any time during the Term. If Tenant shall abandon, vacate or otherwise surrender the Premises, or be dispossessed thereof by process of law or otherwise, the same shall constitute a default under this Lease on the part of Tenant and, in addition to any other remedy available to Lessor, any of Tenant’s Property left in, upon or about the Premises shall be deemed to be abandoned and shall become the property of Lessor.

(9)	Common Areas.

A.	Common Areas Defined:

The term “Common Areas” as used in this Lease shall be deemed to include all those areas within the Property for the non-exclusive use of Tenant in common with other authorized users, and shall include, but not be limited to, vehicular parking areas, service areas, driveways, and areas of ingress and egress. Anything herein contained to the contrary notwithstanding, it is understood and agrees that the Common Areas shall not in any event be deemed to be a portion of or included within the Premises.

B.	Use of Common Areas:

Subject to the provisions of this Lease, Lessor hereby grants to Tenant, its subtenants, licensees, concessionaires, suppliers, business invitees, customers, agents, representatives and employees, but only during the Term, the non-exclusive right, in common with others duly authorized by Lessor, to use the Common Areas and the various portions thereof, respectively, for the uses and purposes designated therefor by Lessor. It shall be the duty of Tenant to keep said Common Areas free and clear of any obstructions, barricades or barriers placed or created by Tenant or resulting from Tenant’s operations or use of the Premises.

(10)	Use and Maintenance of Premises and Property by Tenant.

A.	Rules and Regulations:

Tenant shall at all times during the Term, at its sole cost and expense:

(1)	Furnish, install and maintain in the Premises all of Tenant’s Property necessary for the operation of Tenant’s business;

(2)	Maintain the Premises in a clean, neat, sanitary and orderly condition, it being understood that no use shall be made or permitted of the Premises or any part thereof, nor any acts done, which will violate, make inoperative, or increase the existing rate of any insurance policy at any time held by or in any way for the benefit of Lessor pursuant to any provision of this Lease;

(3)	Comply with all governmental rules, regulations, ordinances, statutes and laws now or hereafter in effect pertaining to the Premises or Tenant’s use thereof. Tenant further agrees to comply with all of the rules and regulations of the National Fire Protective Association, and any similar bodies, and will not do, suffer or permit to be done in, upon, or about the Premises any act which will or might increase any insurance rate with respect to the Premises in excess of the insurance rate existing as of the Commencement Date;

(4)	Refrain from burning any trash, papers or garbage of any kind in or about the Premises;

(5)	Store all trash and garbage within the Premises in metal containers so located as not to be visible to customers and business invitees in the Building and so as not to create or permit any health or fire hazard, and arrange for the prompt and regular removal thereof;

(6)	Refrain from committing or suffer to be committed any waste upon the Premises, or any nuisance or act or thing which may disturb the quiet enjoyment of any other Tenant.

(7)	Prevent odors, noxious fumes, smoke, steam, and the like, from escaping or emanating from the Premises into the Building, Common Areas or to other premises within the building.

(8)	Shall not, except as necessary for the operation of its business, knowingly cause or permit any hazardous substance to be used, placed, generated, handled, possessed or stored within the lease Premises. Tenant shall be responsible for all clean-up costs and damages resulting from its release or disposition of hazardous substances.

B.	General Authority:

In addition to the foregoing, Tenant shall at all times during the Term comply with all other reasonable rules and regulations which Lessor may at any time or from time to time establish concerning the use of the Premises and Property.

C.	Alterations:

Except as otherwise herein provided, Tenant shall not make or allow to be made any structural changes, alterations or additions to the Premises or any part thereof without first obtaining the express written consent of Lessor. Any changes, alterations or additions in or to the Premises shall be at Tenant’s sole cost and expense and, except for Tenant’s trade fixtures, equipment and furnishings, shall become the sole property of Lessor. If, during the Term, any change, alteration, addition or correction shall be required by any law, rule or regulations of any governmental authority to be made in or to the Premises or any portion thereof, Lessor shall first give its written consent thereto and such change, alteration, addition or correction shall then be made by Tenant at Tenant’s sole cost and expense.

D.	Repair and Maintenance:

Lessor shall, except as otherwise provided in this Lease, at all times during the Term keep and maintain the plumbing, electrical, heating, air conditioning and ventilating systems appurtenant to and serving the Premises in good order, condition and repair. The cost thereof shall be deemed an Operating Cost.

Tenant shall be responsible for the maintenance of the Premises and shall keep the Premises in good and sanitary order, condition and repair and in compliance with all laws and regulations applicable thereto.

(11)	Management and Maintenance of the Property and Building by Lessor.

A.	Management of Property:

The Property and the Building, including Common Areas, shall be subject to the exclusive management and control of Lessor. Lessor shall have the right from time to time to reasonably designate, relocate and limit the use of particular areas or portions of the Property, and to establish, promulgate and enforce such reasonable rules and regulations concerning the Common Areas as it may deem necessary or advisable for the proper and efficient management, operation, maintenance and use thereof, and Tenant shall comply with the same.

B.	Maintenance of Property:

Lessor shall, throughout the Term, maintain the Building, the Common Areas and the Property in good order, condition and repair. Lessor’s obligation shall not extend to those items that Tenant is required to maintain pursuant to the provisions of this Lease.

(12)	Operating Costs.

Tenant shall pay Lessor, as Additional Rent, Tenant’s Pro Rata Share of Operating Costs for each calendar year during the Term. For the purposes of this Lease, the phrase “Operating Costs” shall be all costs which Lessor may pay or incur in owning, maintaining, and operating the Building, Common Areas and Property, which costs are defined to include, but shall not be limited to:

(i) All non-capital expenditures incurred in the management, maintenance, repair, service, and replacement of the Property, the Common Areas, and the Building, including, without limitation, the following: management fees equal to four percent (4%) of the Minimum Rent hereunder; fire and building alarm monitoring services; fire sprinkler inspections: cleaning and janitorial services; snow removal, landscaping and grass cutting; parking lot upkeep, resealing and restriping; all utilities not otherwise dealt with elsewhere herein; and all necessary repairs and maintenance to the Property and the elements, systems, and components thereof. Tenant shall provide and pay for its own garbage collection;

(ii) The cost of all insurance, including, but not limited to: fire; casualty; umbrella policy; liability and rent loss insurance applicable to the Building, Common Areas, Property, and Lessor’s personal property used in connection therewith; and such other insurance as may from time to time be determined by Lessor to be necessary or appropriate, or as from time to time may be required by Lessor’s lender or any other holder of a mortgage interest in the Property.

Tenant’s Pro Rata Share of Operating Costs shall be paid by Tenant at the following times and in the following manner: On the first day of each month during the Term, Tenant shall pay to Lessor a sum equal to one-twelfth (1/12) of Lessor’s estimate of Tenant’s Pro Rata Share of Operating Costs for the calendar year; within thirty (30) days after the end of the calendar year, the difference between the estimated and actual Operating Costs shall be determined and adjusted between Lessor and Tenant, as appropriate. For calendar years in which this Lease commences or terminates, the provisions of this section shall apply, but Tenant’s liability for its Pro Rata Share of Operating Costs shall be subject to a pro rata adjustment, based upon the number of days of said calendar year during which the Term is in effect.

This Lease is intended to be a net lease, and notwithstanding any law, all Rents and other sums payable under this Lease by Tenant whether as Rents or otherwise shall be paid without offset, counterclaim, abatement or defense, and this Lease shall not be subject to termination by Tenant by reason of any cause whatsoever unless such right to terminate is expressly set forth in this Lease.

(13)	Taxes.

Tenant shall pay to Lessor, as Additional Rent, Tenant’s pro rata share of Real Estate Taxes as specified in this Article. Taxes for the first and last lease years will be pro rated based on the number of days within such years divided by 365 days.

The term “Real Estate Taxes” shall mean all taxes and assessments (special or otherwise) payable during the Term with respect to the Property.

Lessor agrees to use its best efforts to have all special assessments paid in installments over the longest term permitted by law.

As close as possible to the beginning of each fiscal year, Lessor shall estimate Real Estate Taxes referred to in this Article and shall notify Tenant of the estimate of Real Estate Taxes. Tenant shall pay one-twelfth (1/12) thereof in equal monthly installments, together with the payment of Minimum Rent. In the event the aggregate of Tenant’s installments during the year shall be less than the amount of taxes due from the Tenant, such deficiency shall be paid to Lessor within ten (10) days after demand therefor. If the amount paid by Tenant during said Fiscal Year is greater than the amount actually owed from Tenant, the excess shall be credited against the next Rent payments due hereunder.

(14)	Utilities.

Tenant shall pay before delinquency, at its sole cost and expense, all utilities metered to Tenant. All of the unsegregated utilities shall be prorated by Lessor between the Tenants and shall be billed as Additional Rent. In the event Lessor or Tenant shall determine that any tenant uses a disproportionate share of utilities that are not separately metered, Lessor shall have the option to use its discretion in allocating the utilities between the tenants.

(15)	Insurance; Waiver.

A.	Tenant’s Insurance:

Tenant shall, at all times during the Term, at its sole cost and expense, procure and maintain in force and effect a policy or policies of comprehensive public liability insurance issued by an insurance carrier approved by Lessor, insuring against loss, damage or liability for injury to or death of persons and loss or damage to property occurring from any cause whatsoever in, upon or about the Premises. Such liability insurance shall be in amounts of not less than One Million and no/100 ($1,000,000.00) Dollars for personal injuries to or death of any one person whomsoever, and One Million and no/100 ($1,000,000.00) Dollars for personal injuries to or death of any two or more persons whomsoever arising from the same occurrence, and Three Hundred Thousand and no/100 ($300,000.00) Dollars for damage to property, including property of Tenant. Tenant and Lessor shall be the named insureds (and at Lessor’s option any other persons, firms or corporations designated by Lessor shall be additional named insureds) under each such policy of insurance.

Tenant shall also, at all times during the Term, at its sole cost and expense, procure and maintain in force and effect building plate glass insurance, and standard form of fire with extended coverage insurance covering Tenant’s property and its merchandise, and the personal property of others in Tenant’s possession in, upon or about the Premises.

Such insurance shall be in an amount equal to the current cash value of the property required to be insured. Tenant and Lessor shall be the named insureds (and at Lessor’s option any other persons, firms or corporations designated by Lessor shall be additional named insureds) under each such policy of insurance.

B.	Certificates of Insurance:

A certificate issued by the insurance carrier for each policy of insurance required to be maintained by Tenant hereunder shall be delivered to Lessor on or before the commencement date hereof and thereafter, as to policy renewals, within thirty (30) days prior to the expiration of the term of each such policy. Each of said certificates of insurance and each such policy of insurance required to be maintained by Tenant hereunder shall expressly evidence insurance coverage as required by this Lease (including an express waiver of any and all rights of subrogation thereunder whatsoever against Lessor, its officers, agents and employees as required hereunder) and shall contain an endorsement or provisions requiring not less than ten (10) days’ written notice to Lessor prior to the cancellation, diminution in the perils insured against, or reduction of the amount of coverage of the particular policy in question.

C.	Waiver:

Tenant hereby waives any and all rights of recovery from Lessor, its officers, agents and employees for any loss or damage, including consequential loss or damage, caused by any peril or perils (including negligent acts) enumerated in each form of insurance policy required to be maintained by Tenant hereunder. Each policy of insurance required to be maintained by Tenant shall contain an express waiver of any and all rights of subrogation thereunder whatsoever against Lessor, its officers, agents and employees.

(16)	Signs.

Tenant may place signage on the pylon sign located on the property at its sole expense and only with the consent of Lessor. Tenant may also place signage on the building at its sole expense and only with the consent of Lessor. Said signage shall be in conformance with the municipal regulations and signage guidelines for the property.

(17)	Eminent Domain.

A.	Entire Premises:

If all or substantially all of the Premises shall be taken by any public authority under the power of eminent domain, then the Term shall cease as of the day possession shall be taken by such public authority, and the Rent shall be adjusted as of that day.

B.	Partial Taking:

If more than one-third of the Premises shall be taken under eminent domain, Tenant shall have the right to terminate this Lease or, subject to Lessor’s right of termination as hereinafter in this Article set forth, to continue in possession of the remainder of the Premises and Tenant shall notify Lessor in writing within ten (10) days after such taking, of Tenant’s election. In the event Tenant elects to remain in possession, all of the terms herein provided shall continue in effect, except that the Minimum Rent shall be reduced in proportion to the amount of the Premises taken and Lessor shall at its own cost and expense make all necessary repairs or alterations to the Building and Premises. If more than one-third of the area of the Building shall be taken under power of eminent domain or if the unexpired portion of the Term shall be three years or less at the date of taking any portion of the Premises, Lessor may, by written notice to Tenant delivered on or before the date of surrendering possession to the public authority, terminate this Lease.

C.	Damages:

All damages awarded for such taking under the power of eminent domain whether for the whole or a part of the Premises shall belong to and be the property of Lessor whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the Premises.

D.	Definition:

The term “eminent domain” shall include the exercise of any governmental power and any purchase or other acquisition in lieu of condemnation.

(18)	Damage to Premises.

A.	Partial or Total Destruction:

In case the Premises shall be partially or totally destroyed by fire or other casualty insurable under full standard extended coverage insurance, so as to become partially or totally untenantable, the same, unless Lessor shall elect not to rebuild as hereinafter provided, shall be repaired with reasonable diligence at the cost of Lessor and Tenant as hereinafter provided and a just and proportionate part of the Minimum Rent shall be abated until so repaired.

B.	Extensive Damage – Election:

If more than one-third of the Premises and/or Building shall be destroyed or damaged by fire or other casualty, so as to become wholly untenantable, or if the unexpired portion of the Term shall be eighteen (18) months or less at the date of the damage, regardless of extent, or if the cost to Lessor to repair the Premises shall be estimated at $500,000.00 or more, then Lessor may elect not to repair or rebuild by giving notice in writing terminating this Lease; otherwise Lessor shall, within thirty (30) days after such damage, give Tenant notice of its intention to repair or rebuild and shall proceed with reasonable speed. The obligation of Lessor hereunder and under Paragraph (A) of this Article shall be limited to Lessor’s Work as set forth in the Description of Lessor’s Work in Exhibit “C” and Tenant shall be required to complete the repair and restoration of the Premises by repairing and restoring the work designated as Tenant’s Work on Exhibit “C.”

(19)	Assignment and Subletting.

Tenant shall not assign this Lease or sublet said premises without the written consent of Lessor, which consent shall not be unreasonably withheld. Lessor may require financial information in regard to a prospective tenant prior to any approval by Lessor.

(20)	Right of Access.

A.	Notices, Inspection and Liability:

Lessor, and its authorized agents and representatives, shall be entitled to enter the Premises at all reasonable times for the purpose of serving, posting or keeping posted thereon notices provided for hereunder, or by the laws of the State of Minnesota or by any similar law, rule or regulation now or hereafter in effect, and such other notices as Lessor may deem necessary or appropriate for protection of Lessor, its interests or the Premises, for the purpose of inspecting the Premises or any portion thereof, and for the purpose of making necessary repairs to the Premises and performing any work therein or thereon which Lessor may elect, or be required, to make hereunder, or which may be necessary to comply with any laws, ordinances, rules, regulations or requirements of any public authority or any applicable standards that may from time to time be established by the National Board of Fire Underwriters, the National Fire Protective Association, or any similar body, or which Lessor may deem necessary or appropriate to prevent waste, loss, damage of or deterioration to or in connection with the Premises. Nothing contained herein shall impose or be deemed to impose any duty on the part of Lessor to do any work of repair, maintenance, reconstruction or restoration, which under any provision of this Lease is required to be done by Tenant, and the performance thereof by Lessor shall not constitute a waiver of Tenant’s default in failing to do the same. Lessor may, during the progress of any work on the Premises, keep and store upon the Premises all necessary materials, tools, and equipment. Lessor shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or quiet enjoyment, or other damage or loss to Tenant by reason of making any such repairs or performing any such work upon the Premises, or on account of bringing materials, supplies and equipment into, upon or through the Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever. Lessor shall, however, in connection with the performance of any such work, cause as little inconvenience, disturbance or other damage or loss to Tenant as may be reasonably possible under the circumstances.

B.	Sale and Leasing:

Lessor and its authorized agents and representatives shall be entitled to enter the Premises at all reasonable times for the purpose of exhibiting the same to prospective purchasers. During the final six (6) months of the Term, Lessor shall be entitled to exhibit the Premises for hire or rent and to display thereon in such manner as will not unreasonably interfere with Tenant’s business the usual “For Rent” or “For Lease” signs, and such signs shall remain unmolested on the Premises.

(21)	Default by Tenant.

A.	Notice and Termination, Lessor’s Options:

In the event that:

(1)	Tenant shall default in the payment of any Rent required to be paid hereunder; or

(2)	Tenant shall default in the performance of any other provision, covenant or condition of this Lease on the part of Tenant to be kept and performed and such default continues for thirty (30) days after written notice thereof from Lessor to Tenant, provided, however, that if the default complained of in such notice is of such a nature that the same can be rectified or cured, but cannot with reasonable diligence be done within said thirty (30) day period, then such default shall be deemed to be rectified or cured if Tenant shall, within said thirty (30) day period, commence to rectify and cure the same and shall thereafter complete such rectification and cure with all due diligence, and in any event within sixty (60) days from the date of giving of such notice, then and in any such event (and in addition to all other rights and remedies it may have according to this Lease or by law provided) Lessor, at its option, shall have the following rights:

(1)	The right to cure any such default and all costs and expenses incurred by Lessor in doing so shall become immediately due and payable as Additional Rent; or

(2)	The right to declare the Term ended and to re-enter the Premises and take possession thereof, and to terminate all of the rights of Tenant in and to the Premises; or

(3)	The right without declaring the Term ended, to re-enter the Premises and to occupy the same, or any portion thereof, or to lease the whole or any portion thereof, for and on account of Tenant as hereinafter provided; or

(4)	The right, even though it may have released all or any portion of the Premises, to thereafter at any time elect to terminate this Lease for such previous default on the part of Tenant, and to terminate all of the rights of Tenant in and to the Premises.

Pursuant to said rights of re-entry, Lessor may remove all persons from the Premises using such force as may be necessary therefor and may, but shall not be obligated to, remove all property therefrom, including, but not limited to Tenant’s property, and may, but shall not be obligated to, enforce any rights Lessor may have against said property, or store the same in any public or private warehouse or elsewhere at the cost and for the account of Tenant or the owners or owner thereof.

Anything contained herein to the contrary notwithstanding, Lessor shall not be deemed to have terminated this Lease or the liability of Tenent to pay any rent or other sum of money thereafter to accrue hereunder, or Tenant’s liability for damages under any of the provisions hereof, by any such re-entry, or by any action in unlawful detainer or otherwise to obtain possession of the Premises, unless Lessor shall have notified Tenant in writing that it has so elected to terminate this Lease. Tenant covenants and agrees that the service by Lessor of any notice pursuant to the unlawful detainer statutes of the State of Minnesota and the surrender of possession pursuant to such notice shall not (unless Lessor elects to the contrary at the time of, or at any time subsequent to, the service of such notice, and Lessor’s election be evidenced by written notice thereof to Tenant) be deemed to be a termination of this Lease, or the termination of any liability of Tenant hereunder to Lessor.

B.	Right to Re-let Premises:

(1)	In the event Lessor elects to re-enter the Premises as hereinabove provided, or should Lessor take possession thereof pursuant to legal proceedings or pursuant to any notice provided for by law, Lessor may at its option either terminate this Lease, or it may from time to time without terminating this Lease re-let the Premises, or any portion thereof (but nothing contained herein shall be construed as obligating Lessor to re-let the whole or any portion of the Premises) for such a term or terms (which may be for a term extending beyond the Term) and at such rental or rentals and upon such other terms and conditions as Lessor, in its sole discretion, may deem advisable. In addition to the foregoing, Lessor shall have the right, but not the obligation, to make such alterations and repairs to the Premises, and to divide or subdivide the Premises, as may be required or occasioned by any such re-letting. In the event Lessor re-lets the Premises, or any portion thereof, it may execute any such Lease either in its own name or in the name of Tenant as Lessor shall see fit, but the tenant in such lease of re-letting shall be under no obligation whatsoever to see the application by Lessor of any rent collected by Lessor from such tenant, nor shall Tenant hereunder have any right or authority whatsoever to collect any rent from the tenant in the lease of re-letting.

(2)	Upon such re-letting, Lessor shall apply the rentals and sums received from such re-letting in the following order: (a) first, to the payment of costs of recovering the Premises including, without limitation, court costs and reasonable attorney’s fees; (b) second, to the payment of any costs and expenses of said re-letting including, without limitation, the costs of alterations and repairs, dividing and subdividing, of the Premises in connection therewith, and to the payment of any brokerage commissions or other similar expenses of Lessor in connection with such re-letting; (c) third, the balance, if any, shall then be applied by Lessor, from time to time, but in any event not less often than once each month, on account of the payments of rent and other payments on the part of Tenant due and payable hereunder; and (d) fourth, the residue, if any, shall be held by Lessor and applied in payment of future Rent and other payments on the part of Tenant as the same may become due and payable hereunder.

C.	Interest on Overdue Rent and Expenditures by Lessor:

Any installment of Rent overdue for a period of more than ten (10) days shall bear interest at the rate of eighteen percent (18%) per annum commencing from the date that such Rent was due and continuing thereafter until such Rent, together with interest thereon, is paid in full. Additionally, whenever under any provision of this Lease Tenant shall be obligated to make any payment or expenditure, or to do any act or thing, or to incur any liability whatsoever, and Tenant fails, refuses or neglects to perform as herein required, Lessor shall be entitled but shall not be obligated to make any such payment or expenditure, or do any such act or thing, or to incur any such liability, all on behalf of and at the cost and for the account of Tenant, and in such event the amount thereof with interest thereon as hereinafter provided, shall be deemed Additional Rent hereunder, and shall be immediately due and payable. All such amounts shall bear interest at the rate of eighteen percent (18%) per annum until repayment by Tenant in full.

D.	Damages on Termination:

Should Lessor at any time terminate this Lease for any default, breach or failure of Tenant hereunder, then, in addition to any other rights or remedies available to Lessor hereunder or by law provided, Lessor may have and recover from Tenant all damages Lessor may incur by reason of such default, breach or failure including, without limitation, all costs of recovering the Premises including, without limitation, court costs and reasonable attorney’s fees for services in recovering possession, all costs and expenses of any re-letting including, without limitation, all costs of alterations and repairs, dividing and subdividing, of the Premises in connection therewith, all brokerage commissions or other similar expenses of Lessor in connection with such re-letting, or, at the option of Lessor, Lessor may have and recover from Tenant the worth at the time of termination of this Lease, of the excess, if any, of the Rent reserved in this Lease for the remainder of the Term, over the then reasonable rental value of the Premises for the same period, all of which amounts, including all court costs and reasonable attorney’s fees of Lessor, shall be immediately due and payable by Tenant to Lessor.

E.	Waiver of Default:

The waiver by Lessor of any default or breach of any of the provisions, covenants or conditions hereof on the part of Tenant to be kept and performed shall not be a waiver of any preceding or subsequent breach of the same or any other provision, covenant or condition contained herein. The subsequent acceptance of Rent or any other payment hereunder by Tenant to Lessor shall not be construed to be a waiver of any preceding breach by Tenant of any provision, covenant, or condition of this Lease other than the failure of Tenant to pay the particular rental or other payment or portion thereof so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such Rent or other payment.

(22)	Default by Lessor.

It is agreed that in the event Lessor fails or refuses to perform any of the provisions, covenants, or conditions of this Lease on Lessor’s part to be kept or performed, that Tenant, prior to exercising any right or remedy Tenant may have against Lessor on account of such default, shall give a thirty (30) day written notice to Lessor of such default, specifying in said notice the default with which Lessor is charged; notwithstanding any other provision hereof, Tenant agrees that if the default complained of in the notice is of such a nature that the same can be rectified or cured by Lessor, but cannot with reasonable diligence be rectified or cured within said thirty (30) day period, then such default shall be deemed to be rectified or cured if Lessor within said thirty (30) day period shall have commenced the rectification and curing thereof and shall continue thereafter with all due diligence to cause such rectification and curing to proceed, and so does complete the same, with the use of diligence as aforesaid.

(23)	Insolvency, etc., of Tenant.

A.	Breach of Lease:

The filing of any petition in bankruptcy, or the adjudication of Tenant as a bankrupt or insolvent, or the appointment of a receiver or trustee to take possession of all or substantially all of the assets of Tenant, or a general assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any State or Federal insolvency or bankruptcy act, or any similar law now or hereafter in effect, including, without limitation, the filing of any petition for or in reorganization, or should the Premises or any portion thereof be taken or seized under levy of execution or attachment against Tenant, and the continuance of the same in effect for a period of thirty (30) days, shall constitute a breach of this Lease by Tenant and in such event Lessor may at its option terminate this Lease upon written notice to Tenant.

B.	Operation of Law:

It is understood and agreed that neither this Lease, nor any interest herein or hereunder, nor any estate hereby created, in favor of Tenant, shall pass by operation of law under any State or Federal insolvency or bankruptcy act, or any similar law now or hereafter in effect, to any trustee, receiver, assignee for the benefit of creditors, or any other person whomsoever without the express written consent of Lessor first had and obtained therefore. Any purported transfer in violation of the provisions of this Article 23B shall constitute a breach of this Lease by Tenant.

(24)	Indemnification of Lessor:

Tenant hereby covenants and agrees to indemnify, save and hold Lessor and the Premises free, clear and harmless from any and all liability, loss, costs, charges, penalties, obligations, expenses, reasonable attorney’s fees, litigation, judgments, damages, claims and demands of any kind whatsoever in connection with, arising out of or by reason of, any violation of law, ordinance or regulation by Tenant, its agents, employees, servants, contractors, subtenants, licensees, concessionaires, customers or business invitees, or by reason of any injury or damage however occurring to any person or persons whomsoever (including Tenant, its agents, employees, servants, contractors, subtenants, licensees, concessionaires, customers or business invitees), or to property of any kind whatsoever and to whomsoever belonging (including Tenant, its agents, employees, servants, contractors, subtenants, licensees, concessionaires, customers or business invitees), from any cause or causes whatsoever, excluding affirmative negligence on the part of Lessor, while in, upon, about or in any way connected with the Premises or any portion thereof during the Term.

(25)	Liens.

A.	Indemnification:

Tenant shall at all times indemnify, save and hold Lessor and the Premises free, clear and harmless from any claims, liens, demands, charges, encumbrances or litigation (including attorney’s fees) arising directly or indirectly out of any use, occupancy or activity of Tenant, or out of any work performed, material furnished, or obligations incurred by Tenant, in, upon, about or otherwise in connection with the Premises, and shall pay or cause to be paid for all work performed and material furnished to the Premises which will or may result in a lien on the Premises or Lessor’s reversionary estate therein, and will keep the Premises free and clear of all mechanic’s liens and materialmen’s liens.

B.	Contest of Liens:

If Tenant desires to contest any claim of lien, it shall within fifteen (15) days after the filing of the lien for record furnish Lessor with cash security in the amount of the claim of lien, plus estimated costs and interest, or shall furnish Lessor with a bond of a responsible corporate surety in the same amount conditioned upon the discharge of the lien. Nothing contained herein shall prevent Lessor, at the cost and for the account of Tenant, from obtaining and filing a bond conditioned upon the discharge of such lien, in the event Tenant fails or refuses to furnish the same within said fifteen (15) day period, and all costs incurred by Lessor in so doing shall be immediately due and payable as Additional Rent.

C.	Satisfaction of Liens:

Immediately upon entry of final judgment in any such action in which Tenant contests any such claim of lien, and if such final judgment shall establish the validity of the lien, or any part thereof, and within fifteen (15) days after the filing of any lien for record which Tenant does not contest, Tenant shall fully pay and discharge such judgment or lien, as the case may be, and Tenant shall reimburse Lessor upon demand for any and all loss, damage and expense, including reasonable attorney’s fees, which Lessor may suffer or be put to by reason thereof. Nothing contained herein shall prevent Lessor, at the cost and for the account of Tenant, from satisfying any such judgment or lien, as the case may be, in the event Tenant fails or refuses to satisfy the same as herein provided, and all costs incurred by Lessor in so doing shall be immediately due and payable as Additional Rent.

D.	Notice to Lessor:

Should any claim or lien be filed against the Premises, or any action or proceeding be instituted affecting the title to the Premises, Tenant shall give Lessor written notice thereof as soon as Tenant obtains knowledge thereof.

(26)	Subordination.

Tenant agrees upon request of Lessor to subordinate this Lease and its rights hereunder to the lien of any mortgage, deed of trust or other encumbrance, together with any conditions, renewals, extensions or replacements thereof, now or hereafter placed, charged or enforced against the Premises, the Building, or the Property, or any portion or portions thereof, and to execute and deliver at any time and from time to time upon demand by Lessor such documents as may be required to effectuate such subordination, and in the event that Tenant shall fail, neglect or refuse to execute and deliver any such document within ten (10) days after receipt of written notice so to do and the receipt by Tenant of the document to be executed by it, Tenant hereby appoints Lessor, its successors and assigns, the attorney-in-fact of Tenant irrevocably to execute and deliver any and all such documents for and on behalf of Tenant; provided, however, that Tenant shall not be required to effectuate such subordination, nor shall Lessor be authorized to effectuate such subordination on behalf of Tenant, unless the mortgagee or trustee named in such mortgage, deed of trust or other encumbrance shall first agree in writing, for the benefit of Tenant, that so long as Tenant is not in default under any of the provisions, covenants or conditions of this Lease on the part of Tenant to be kept and performed, that neither this Lease nor any of the rights of Tenant hereunder shall be terminated or modified or be subject to termination or modification, nor shall Tenant’s possession of the Premises be disturbed or interfered with, by any trustee’s sale or by any action or proceeding to foreclose said mortgage, deed of trust or other encumbrance.

(27)	Estoppel Certificate.

Tenant agrees that at any time during the Term, and within ten (10) days after demand therefore by Lessor, to execute and deliver to Lessor or to any proposed mortgagee, trustee, beneficiary or purchaser, a certificate in recordable form certifying that this Lease is in full force and effect and that there are no defenses or offsets thereto, or stating such defenses or offsets as are claimed by Tenant, and the dates to which all Rent has been paid, or containing other information usually set forth in certificates of a similar nature.

(28)	Force Majeure.

Whenever a day is appointed herein on which, or a period of time is appointed within which, either party hereto is required to do or complete any act, matter or thing, the time for the doing or completion thereof shall be extended by a period of time equal to the number of days on or during which party is prevented from, or is unreasonably interfered with, the doing or completion of such act, matter or thing because of strikes, lock-outs, embargoes, unavailability of labor or materials, wars, insurrections, rebellions, declaration of national emergencies, act of God, or other causes beyond such party’s reasonable control (financial inability excepted); provided, however, nothing contained in this Article shall excuse Tenant from the prompt payment of any rental or other charge required of Tenant hereunder except as may be expressly provided elsewhere in this Lease.

(29)	Holding Over.

In the event Tenant shall hold over or remain in possession of the Premises with the consent of Lessor after the expiration of the stated Term, or any written extension or renewal of the Term, such holding over or continued possession shall create a tenancy from month to month only, upon the same terms and conditions as are herein set forth so far as the same are applicable, except as to rent. In the case of a hold over, the Minimum Rent due hereunder shall be equal to two times the Minimum Rent established in Article 5 of this Lease.

(30)	Cancellation Not Merger.

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or the termination thereof by Lessor pursuant to any provisions contained herein, shall not work a merger, but at the option of Lessor shall either terminate any or all existing subleases or subtenancies hereunder, or operate as an assignment to Lessor of any or all of such subleases or subtenancies.

(31)	Sale or Assignment by Lessor.

A.	Sale or Assignment Permitted:

It is agreed that Lessor may at any time assign or transfer its interest as Lessor in and to this Lease, or any part thereof, and may at any time sell or transfer its interest in the fee of the Premises, or its interest in and to the whole or any portion of the Premises.

B.	Attornment:

Tenant hereby agrees to attorn to the assignee, transferee, or purchaser of Lessor under any provisions of this Article 31 from and after the date of notice to Tenant of such assignment, transfer or sale, in the same manner and with the same force and effect as though this Lease were made, in the first instance, by and between Tenant and such assignee, transferee or purchaser. In the event of the exercise of the power of sale under, or the foreclosure of, any deed of trust, mortgage or other encumbrances placed by Lessor against all or any portion of the Premises, Tenant shall upon demand attorn to the purchaser upon the effective date of any such sale or foreclosure of any such deed of trust, mortgage or other encumbrance, and shall recognize the purchaser or judgment creditor as Lessor under the Lease.

C.	Transfer of Lessor’s Obligations:

The term “Lessor” as used in this Lease, so far as the covenants or obligations on the part of Lessor are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Premises, and in the event of any transfer or conveyance of the title to such fee other than by way of security only, Lessor herein named, except as hereinafter provided (and in case of any subsequent transfers or conveyances, except by way of security only, the then grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all personal liability as respects the performance of any covenants or obligations on the part of Lessor contained in this Lease thereafter to be performed, provided that any funds in the hands of such Lessor, or the then grantor, at the time of such transfer or conveyance in which Tenant has an interest shall be turned over to the transferee or grantee, and any amount then due and payable to Tenant by Lessor, or by the then grantor, under any provisions of this Lease shall be paid to Tenant, it being intended hereby that the covenants and obligations contained in this Lease on the part of Lessor to be kept and performed by it shall, subject as aforesaid, be binding on Lessor, its successors and assigns only during and in respect of their respective successive periods of ownership.

(32)	Quiet Possession.

Lessor agrees that Tenant upon paying the Rent, and upon Tenant’s performance of all of the provisions, covenants and conditions of this Lease on its part to be kept and performed, may quietly have, hold and enjoy the Premises during the Term.

(33)	No Partnership.

Anything contained herein to the contrary notwithstanding, Lessor does not in any way or for any purpose become a partner of Tenant in the conduct of its business, or otherwise, or a joint venturer or member of a joint enterprise with Tenant hereunder. The provisions of this Lease relating to Percentage Rent are included solely for the purpose of providing a method whereby part of the Percentage Rent reserved hereunder are to be measured and ascertained.

(34)	Remedies Cumulative.

The various rights, options, elections and remedies of Lessor and Tenant, respectively contained in this Lease shall be cumulative and no one of them shall be construed as exclusive of any other, or of any right, priority or remedy allowed or provided for by law and not expressly waived in this Lease.

(35)	Attorney’s Fees.

Should Lessor consult with an attorney with respect to Tenant’s performance hereunder, or institute any action or proceeding in court to obtain possession of the Premises, terminate this Lease, or enforce any provision hereof or for damages or other relief by reason of an alleged breach of any provision hereof, the Lessor shall be entitled to receive from the Tenant, in addition to allowable court costs, such amount as the court may adjudge to be reasonable as attorney’s fees for the services rendered the Lessor in such action or proceeding, and such amount may be a part of the judgment or other relief against the Tenant.

(36)	Partial Invalidity.

If any term, provision, covenant or condition of this Lease should be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of this Lease shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

(37)	Recordation.

This Lease shall not be recorded, but the parties shall, at the option of either, execute and deliver a memorandum hereof, in recordable form, sufficient to give constructive notice of the leasehold estate hereby created, and said memorandum may be filed for record in the Office of the County Recorder of the county in which the Premises are located.

(38)	Time of the Essence.

Time is of the essence of this Lease and all of the terms, provisions, covenants and conditions hereof.

(39)	Captions, Pronouns and Interpretation.

A.	Captions:

The captions appearing at the commencement of the major Sections and Articles hereof, and in any paragraph thereof, are descriptive only and for convenience in reference to this Lease and should there be any conflict between any such heading, and the Section, Article, or paragraph thereof at the head of which it appears, the Section, Article or paragraph thereof, as the case may be, and not such heading, shall control and govern in the construction of this Lease.

B.	Pronouns:

Masculine or feminine pronouns shall be substituted for the neuter form and vice versa, and the plural shall be substituted for the singular form and vice versa, in any place or places herein in which the context requires such substitution or substitutions.

C.	Interpretation:

(1)	Law: The laws of the State of Minnesota shall govern the validity, construction and effect of this Lease.

(2)	Covenants: Whenever in this Lease any words of obligation or duty are used in connection with either party, such words shall have the same force and effect as though framed in the form of express covenants on the part of the party obligated.

(3)	Joint and Several Liability: In the event either party hereto now or hereafter shall consist of more than one person, firm or corporation, then and in such event all such persons, firms or corporations shall be jointly and severally liable as parties hereunder.

(40)	Successors and Assigns.

The terms, provisions, covenants and conditions contained in this Lease shall apply to, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns (where assignment is permitted) of Lessor and Tenant, respectively.

(41)	Security Deposit.

Tenant shall deposit with Lessor the sum of $15,895.58 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults with respect to any of the terms, provisions and conditions of this Lease, Lessor may use, apply, or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant shall be in default, or any sum which Lessor may expend or be required to expend by reason of Tenant’s default with respect to any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or expenses incurred in re-letting the premises, whether such damages or expenses accrued before or after summary proceedings or other re-entry by Lessor. It is expressly intended, understood and agreed that the right of Lessor to use the security deposit as aforesaid, in no manner limits or precludes Lessor from exercising such other rights and remedies as are provided in this Lease.

In the event Tenant fully and faithfully complies with all of the terms, provisions, covenants, and conditions of this Lease, the security deposit shall be returned to Tenant. In the event Lessor sells or assigns its interest in the Premises, upon delivery of the security deposit to such purchaser or assignee of Lessor’s interest, Lessor shall thereupon be discharged from any further liability with respect to such security deposit, and Tenant agrees to look to such purchaser or assignee for return of the same.

The foregoing security deposit shall be placed with Lessor as of the date that this Lease is executed.

(42)	Entire Agreement.

All understandings and agreements heretofore made between the parties hereto are merged into this Agreement, which alone fully and completely expresses their Agreement. Tenant specifically acknowledges and agrees that (i) except as expressly provided herein, Lessor makes no warranties or representations concerning the amount of Additional Rent that will be payable pursuant to Article 5B hereof, nor as to the condition of the Premises, and (ii) this Agreement is entered into after full investigation by Tenant and Tenant has not relied on any statement or representation not embodied in this Agreement. This Agreement may not be altered or terminated orally.

        IN WITNESS WHEREOF, the parties hereto have signed this Lease, and all Exhibits hereto, the date and year first above written.

TENANT:		LANDLORD:

By:	/s/ John Lai	By:	/s/ Paul Vincent

Its	President	Its	President